UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, Miguel A. Martinez, Jr., Vice President and Chief Financial Officer of Enable Holdings, Inc. (the “Company”) resigned to pursue new business opportunities. The Company and Manchester Companies, Inc., the Company’s Chief Restructuring Officer, are in the process of analyzing replacement options.

Item 8.01               Other Events.

On September 16, 2010, certain creditors of the Company filed an involuntary petition in the Unites States Bankruptcy Court, Northern District of Illinois, Eastern Division, sitting in Chicago, Illinois, pursuant to Chapter 11 of Title 11 of the United States Code. Under the involuntary petition, a trustee has not been appointed and the Company will continue to operate its business during such time that it prepares a response to the bankruptcy petition.

The Company has retained bankruptcy counsel to represent them in the bankruptcy proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 17, 2010

ENABLE HOLDINGS, INC.

By	/s/ Patrick A. Neville
Patrick A. Neville
Chief Executive Officer